Exhibit 10.25

English translation

LONG-TERM SALES CONTRACT

Contract No. XS120070034
Execution Place: Jiangning District, Nanjing
Execution Date: February 5, 2007

Seller: CEEG (Nanjing) PV-Tech Co., Ltd.	Buyer: Jiangsu ET Solar Industry Limited
Add.: 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing	Add.: JiuLong Industry Zone, Taizhou, Jiangsu
Postcode: 211100	Postcode: 225300
Legal representative: Lu Tingxiu	Legal representative: Li Keshan
Proxy: Chen Haiyan	Proxy: Wang Xinghua
Tel: 025-52766620	Tel: 0523-6585088
Fax: 025-52766882	Fax: 0523-6585000

Through negotiation, the Buyer and the Seller enter into this contract, whereby the Buyer agrees to buy and the Seller agrees to sell the under mentioned cells according to the terms and conditions stipulated below:

1. Goods Description

Name and Specifications	Term of Delivery	Quantity (MW)	Unit Price RMB/W	Total Amount (RMB)

crystalline silicon cell. For details on the parameter please refer to the Appendix 1 which is an important part of this Contract.	From March, 2007 to December, 2008	94	RMB 27.5	About 2,585,000,000

Remark: 1. Temporary price shall be RMB 27.5/ W. Both parties will review the price in case that the difference between the market price during delivery and contract price exceeds ± 2%.

    2. Duration of the Contract: from March, 2007 to December, 2008

2. Payment Schedule and Conditions

2.1 Both parties agree to negotiate for the down payment for 2008 before the end of July, 2007.

2.2 The schedule of delivery of the Seller shall be reasonable. In principle, all goods shall be delivered before 25th of that month. Any adjustment based on the special situations shall be subject to the mutual negotiation by both parties.

2.3 The payment shall be made within 5 day after the receipt of delivery notice stipulating the specific quantity. The Seller shall deliver the goods within 5 days after receipt of the payment.

3. Packing Instructions

The goods shall be packed in carton, and the packaging shall meet the requirement of long distance road transportation. And the Seller shall bear the cost of packing.

4. Place and Term of Delivery

4.1 Place of Delivery: the Seller’s warehouse.

4.2 Should the Buyer ask the Seller to make delivery on its behalf, the Buyer shall remit the freight and premium of insurance to the bank account designated by the Seller. The risk of transportation shall be covered by the Buyer.

4.3 Delivery Schedule:

From March, 2007 to December, 2008

Term	Quantity (MV/ month)	Term	Quantity(MV/ month)
January 2007	0 MW	January 2008	5 MW
February 2007	0 MW	February 2008	5 MW
March 2007	1 MW	March 2008	5 MW
April 2007	1 MW	April 2008	5 MW
May 2007	4 MW	May 2008	5 MW
June 2007	4 MW	June 2008	5 MW
July 2007	4 MW	July 2008	5 MW
August 2007	4 MW	August 2008	5 MW
September 2007	4 MW	September 2008	5 MW
October 2007	4 MW	October 2008	5 MW
November 2007	4 MW	November 2008	5 MW
December 2007	4 MW	December 2008	5 MW
In total 2007	34 MW	In total 2008	60 MW

4.4 The Seller shall provide to the Buyer 17% VAT invoice within 15 days after delivery.

5. Quality Requirement and Technology Standard

5.5 Please refer to the Appendix 1 for detailed criteria and quality standard.

5.6 If the efficiency of the Seller’s cell is lower than the standard efficiency, the actual efficiency shall take precedence.

6. Damage

6.1 Transport Breakage

0.5% breakage of cells delivered each month is allowed.

The Seller shall replace any further broken cells due to packing by the Seller, and shall take correct transport and handling measures to the redelivered cells in accordance with the stipulations of this Contract. The Seller shall bear the consequential costs, if necessary.

If the breakage is caused by carrier’s improper handling or any factor that the Seller cannot control, this Section should not apply.

6.2 Breakage during Packaging Process

Subject to the normal industrial operation standard, the following breakage ratio during the packaging process of the solar cells is allowed:

-Breakage rate of 2% is allowed, in case that the thickness of the solar cell ≤220µm .

The Seller shall replace any further broken solar cells, and shall take correct transport and handling measures to the redelivered cells in accordance with the stipulations of this Contract. The Seller shall bear the consequential costs, if necessary.

7. Inspections and Claims

The Buyer shall check up the goods within 10 days after delivery in accordance with the standard specified hereunder. Any quality claim shall be raised written within 3 days in writing. If the Buyer fails to file the claim within 15 days after collection of the goods, the cells is considered qualified.

If the Seller does not agree with the Buyer, the third party can be appointed by both parties to check up the goods.

8. Force Majeure

If any party is unable to perform its contractual liabilities due to any force majeure event, the affected party shall notify the other party within 7 days upon the occurrence of such event, and shall present written evidence issued by the relevant authority within 15 days upon the end of such events and could partially or wholly exempt from the liability in the light of the impact caused by force majeure. Where an event of force majeure occurs after the party’s delay in performance, the defaulting party shall not be released from its liabilities.

9. Termination of Contract

9.1 Upon effectiveness of this Contract, neither party may cancel the Contract without the other party’s consent, otherwise the terminating party shall be liable for all losses incurred by the other party due to such breach.

9.2 This Contract may be terminated only on the following conditions:

9.2.1 The Sell fails to perform its supply obligations under this Contract, and fails to fix its non-performance or breach of this Contract within 30 days upon the Buyer’s requirement.

9.2.2 The Buyer fails to discharge its payment obligations hereunder and fails to fix such non-performance or breach of this Contract within 30 days upon the Seller’s requirement.

9.2.3 The other party becomes bankrupt or applies for bankruptcy, or conducts reorganization or applies for reorganization, or is closing business for rectification.

9.3 In case of termination for due cause, the Seller shall refund the down payment of undelivered goods within 15 days after receipt notice of termination for due cause issued by the Buyer.

10. Confidentiality

The Parties hereto and their employees, agents, representatives and counsel shall treat the terms and conditions under this Contract and any its supplementary agreements as business secrets and shall not disclose the information to any third party unless upon consent of the other party. Otherwise, the defaulting party shall compensate as much as twice of the direct or indirect losses of the other party.

11. Integrity Assurance

11.1 It shall be viewed as damage to other party’s interest if either party and its staff directly or indirectly give, in the name of the company or an individual, a gift of money, valuables, securities or provide an improper interest in otherwise forms to any employee of the receiving party, or either of the Buyer and Seller as well as its staff does, whether in the name of the company or an individual, any transaction similar to that contemplated hereunder with any employee of the other party or any third party introduced by any employee of the other party. The breaching party shall compensate as much as twice of the direct or indirect losses incurred by the other party by such reason, as well as the liquidated damages amounting to 20% of the total amount of this Contract per breach (up to RMB 1,000,000).

11.2 Any one may reach the Buyer’s counsel, Mr. Xu Changming at 13851647666, or lawyerxucm@hotmail.com for such issue.

12. Settlement of Disputes

All disputes arising from the validity, performance and interpretation of this Contract shall be settled through consultation by both parties. In case no settlement can be reached through consultation, the parties agree that the dispute shall be submitted to the Higher People’s Court of Jiangsu Province. The relevant expenses (including legal cost, travel expenses, notary fees, cost of adducing evidence, arbitration fees and so on) shall be borne by the losing party.

13. Miscellaneous

13.1 During the performance of this Contract, the Buyer may appoint E.T. Solar, an overseas affiliate of the Buyer, to exercise the Buyer’s rights and perform the Buyer’s obligations hereunder.

13.2 This Contract shall come into effect upon signature and seal of the parties and shall expire when the both parties have fulfilled their obligations. If the Contract has more than one page, then each page should be sealed on the perforation.

13.3 This Contract shall be executed in four counterparts with same legal effect, with each of the parties hereto holding two; each party shall send the original copy to the other party within 3 working days upon execution. The copy delivered through telefax shall be as valid as the original.

13.4 Any matters not covered in this Contract shall be mutually negotiated by both parties and be set forth in the supplementary agreements, which have the same legal effect as this Contract.

The Buyer: ET Solar Industry Limited	The Seller: CEEG (Nanjing) PV-Tech Co., Ltd.
Company Name: (Seal)	Company Name: (Seal)
Execution Date:	Execution Date:

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